Exhibit No. 21

                          Subsidiary of the Registrant

Ambassador Food Services Corporation (a Delaware Corporation), the parent Company, has the following subsidiary, which is included in the consolidated financial statements.
                                                                 % of Voting
Name of Subsidiary                  State of Incorporation     Securities Owned
------------------                  ----------------------     -----------------

Ambassador Fast Services, Inc.             New York                  100%
d/b/a Squire Maintenance Services